Exhibit 10.23

OneBeacon Phantom WTM Share Plan

June 1, 2006

1.              THE PLAN

This is the OneBeacon Phantom WTM Share Plan (the “ Plan ”) of OneBeacon Insurance Group LLC (the “ Company ”).

2.              ADMINISTRATION

The Plan shall be administered by the board of managers of the Company or a committee of managers of the Company (references to the “ Board ” herein shall refer to the board of managers of the Company or such committee, if any).

The Board shall have exclusive authority to select the employees to be granted awards under the Plan (“ Awards ”), to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. The Board may specify the terms and conditions applicable to such Awards in an Award agreement, but at minimum will provide a written grant letter or certificate setting forth the terms of the Award. The Board shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Board deems desirable to carry it into effect. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.              AWARDS

(a)          Eligible Participants . Any employee of the Company or any of its subsidiaries is eligible to receive an Award hereunder. The Board shall select which eligible employees shall be granted Awards hereunder. No employee shall have a right to receive an Award hereunder and the grant of an Award to an employee in one period shall not obligate the Board to continue to grant Awards to such employee in subsequent periods.

(b)            Type of Award. All Awards under this Plan shall be “ Phantom Share Awards ”.

4.              PHANTOM SHARES

The grant of a Phantom Share Award to a participant will entitle the participant to receive, without payment to the Company, all or part of a specified amount (the “ Actual Value ”) determined by the Board, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of an Award shall be made as provided in Section 4(h). Each Award shall be subject to the following terms and conditions:

(a)          Each Phantom Share Award shall consist of a target number of Phantom Shares as determined by the Board. Phantom Share Awards may be granted in different classes or series having different terms and conditions.

(b)          The Actual Value of a Phantom Share Award shall be the product of (i) the target number of Phantom Shares subject to the Phantom Share Award, (ii) the Performance Percentage (as defined below) applicable to the Phantom Share Award and (iii) the market value of a share (a “ Share ”) of Common Stock of White Mountains Insurance Group, Ltd. (“ White Mountains ”), par value of $1.00 per share, on the date the Award is paid or becomes payable to the participant. The “ Performance Percentage ” applicable to a Phantom Share Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Board based on the extent to which the Performance Objectives (as defined below) established for such Award are achieved during the Award Period. The method for determining the applicable Performance Percentage shall also be established by the Board.

(c)          At the time each Phantom Share Award is granted to a participant, the Board shall establish performance objectives (“ Performance Objectives ”) to be attained within the Award Period (as defined below) as the means of determining the Performance Percentage applicable to such Award.

(d)          The award period (the “ Award Period ”) in respect of any grant of a Phantom Share Award shall be such period as the Board shall determine. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Board does not specify in a Phantom Share Award agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(e)          Except as otherwise determined by the Board, Phantom Shares shall be canceled without any payment to the participant if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except by reason of a period of Related Employment as defined in Section 6, and except as otherwise specified in this Section 4(e) or in Section 4(f). Notwithstanding the foregoing and without regard to Section 4(g), if an employee participant shall:

(i)           while in such employment, die or become disabled as described in Section 5 prior to the end of an Award Period, the Phantom Shares for such Award Period shall be immediately canceled and the participant, or the participant’s legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Phantom Shares equal to the product of (A) (i) the target number of Phantom Shares for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the month in which the death or disability occurs), and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the market value of a Share on the last day of the performance period in which the death or disability occurred, multiplied by (C) the Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the death or disability occurred (but which in no event shall be less than 50%); or

(ii)          while in such employment, retire on or after the participant’s 60 th birthday by mutual agreement with the Company prior to the end of the Award Period, the Phantom Shares shall be immediately canceled and the participant shall receive as soon as administratively feasible a payment in respect of such canceled Phantom Shares equal to the product of (A) (i) the target number of Phantom Shares for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the month in which the mutually agreed retirement occurs), and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the market value of a Share on the last day of the performance period in which the retirement occurred, multiplied by (C) the Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the retirement occurred.

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(f)             If after a Change in Control as defined in Section 7(a):

(i)            there is a Termination Without Cause, as defined in Section 8, of the employment of a participant;

(ii)           there is a Constructive Termination, as defined in Section 9, of the employment of a participant; or

(iii)           there occurs an Adverse Change in the Plan, as defined in Section 10, in respect of a participant
  (any such occurrence under the above clauses (i), (ii) or (iii), a “ Trigger Event ”), then:

with respect to Phantom Share Awards that were granted prior to the Change in Control for which the Award Period was still outstanding on the date of the Trigger Event (each, an “ Applicable Award ”), each such Applicable Award shall be immediately canceled and, in respect of each Applicable Award, such participant shall be entitled to receive a cash payment equal to the product of (A) (i) the target number of Phantom Shares for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full months within the Award Period during which the participant was continuously employed by the Company or its subsidiaries, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the greater of (i) the market value of a Share immediately prior to the Change in Control and (ii) the market value of a Share on the date the applicable Trigger Event occurs, multiplied by (C) the greater of (i) the Performance Percentage that would have been calculated immediately prior to the Trigger Event and (ii) a Performance Percentage equal to 100%. If following a Change in Control, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which the participant would have been paid had there not been a Change in Control and the Actual Value shall be determined in accordance with Section 4(g) below.

(g)          Except as otherwise provided in Section 4(f), as soon as practicable after the end of the Award Period or such earlier date as the Board in its sole discretion may designate, the Board shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Phantom Shares, (ii) calculate the Actual Value of the Phantom Share Award and (iii) cause the Company to cause an amount equal to the Actual Value of the Phantom Shares earned by the participant to be paid to the participant or the participant’s beneficiary.

(h)          Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company,

payment of any amount in respect of the Phantom Shares shall be made by the Company no later than 2 1/2 months after the end of the Company’s fiscal year in which such Phantom Shares are earned and shall be made in cash.

5.              DISABILITY

For the purposes of this Plan, a participant shall be deemed to be disabled if the participant has been approved for the payment of benefits under the long-term disability plan of the Company or its subsidiary.

6.              RELATED EMPLOYMENT

For the purposes of this Plan, Related Employment shall mean the employment of a participant by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the participant and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the participant was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Board, in its sole discretion, as Related Employment for the purposes of this Section 6. The death or disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company.

7.              CHANGE IN CONTROL

(a)            For purposes of this Plan, a “ Change in Control ” within the meaning of this Plan shall occur if:

(i)           Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than John J. Byrne, Berkshire Hathaway, Inc. or one of its wholly owned subsidiaries, or an underwriter temporarily holding Shares in connection with a public issuance thereof or an employee benefit plan of White Mountains or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the then outstanding White Mountains Shares;

(ii)          the Continuing Directors, as defined in Section 7(b), cease for any reason to constitute a majority of the board of directors of White Mountains; or

(iii)         the business of the Company or the subsidiary for which the participant’s services are principally performed is disposed of by White Mountains or the Company pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company or such subsidiary (including the disposition of the stock of the Company or a subsidiary of the Company).

(b)          For the purposes of this Plan, “ Continuing Director ” shall mean a member of the board of directors of White Mountains (the “ White Mountains Board ”) (i) who is not an employee of White Mountains or its subsidiaries or of a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of White Mountains’ Shares and (ii) who either was a member of the White Mountains Board on March 31, 2006, or who subsequently became a director of White Mountains and whose election, or nomination for election, by White Mountains’ shareholders was approved by a vote of a majority of the Continuing Directors then on the White Mountains Board (which term, for purposes of this definition, shall mean the whole board and not any committee thereof).

(c)          In the event of a Change in Control, the Board as constituted immediately prior to the Change in Control shall determine the manner in which “market value” of Shares will be determined following the Change in Control.

(d)          In the event of a Change in Control of a type described in Section 7(a)(iii), the Board may determine, in its sole discretion, to amend the definition of “Shares” under any or all then outstanding Phantom Share Awards in order that “Shares” would instead refer to the shares of the acquiring company. In any such case, the Board would make such adjustments as it deems appropriate in its sole discretion to affected Phantom Share Awards so that the Award immediately after the alteration shall be of comparable value to the Award immediately prior thereto. Such an amendment by the Board will not under any circumstances constitute an Adverse Change to the Plan or a basis for Constructive Termination.

8.             TERMINATION WITHOUT CAUSE

For purposes of this Plan, “ Termination Without Cause ” shall mean a termination of the participant’s employment with the Company or a subsidiary by the Company or the subsidiary other than (i) for death or total permanent disability or (ii) for Cause. “ Cause ” shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by a subsidiary which causes, or is likely to cause, material loss or damage to the Company. Notwithstanding anything herein to the contrary, if the participant’s employment with the Company or one of its subsidiaries shall terminate due to a Change in Control as described in

Subsection 7(a)(iii), where the purchaser, as described in such subsection, formally assumes the Company’s obligations under this Plan or places the participant in a similar or like plan with no diminution of the value of the awards, such termination shall not be deemed to be a “Termination Without Cause.”

9.              CONSTRUCTIVE TERMINATION

“ Constructive Termination ” shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in the participant’s salary or (b) a material diminution in the authority, duties or responsibilities of the participant’s position as a result of which the participant determines in good faith that the he/she cannot continue to carry out his/her job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 9 until and unless 30 days have elapsed from the date the Company receives such written notice from the participant and, during that period, the Company fails to cure, or cause to be cured, the circumstance serving as the basis on which the declaration of Constructive Termination is given.

10.           ADVERSE CHANGE IN THE PLAN

An “ Adverse Change in the Plan ” shall mean

(a)          termination of the Plan;

(b)          amendment of the Plan pursuant to Section 14 that materially diminishes the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be, or

(c)          in respect of any holder of an Award a material diminution in the participant’s rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights

In no event shall any amendment of the Plan or any Award contemplated by Section 7(d) or Section 11 be deemed an Adverse Change in the Plan.

11.           DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding Shares of White Mountains by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, and if the Board shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Phantom Shares that may be issued under the Plan pursuant to Section 4, in the target number of Phantom Shares which have been awarded to any participant, or in any measure of performance, then such adjustment shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.

In the event that the Company or one of its subsidiaries were to publicly offer shares for which a regular and liquid public market existed (the “ Liquid Shares ”), the Board may determine, in its sole discretion, to amend the definition of “Shares” under the Plan, or any or all then outstanding Phantom Share Awards, in order that “Shares” would instead refer to the Liquid Shares. In any such case, the Board would make such adjustments as it deems necessary and appropriate in its sole discretion to affected Phantom Share Awards so that the Award immediately following the alteration shall be of comparable value to the Award immediately prior thereto. Such an amendment by the Board will not under any circumstances constitute an Adverse Change to the Plan or a basis for Constructive Termination.

12.           DESIGNATION OF BENEFICIARY BY PARTICIPANT

A participant may name a beneficiary to receive any payment to which the participant may be entitled in respect of Phantom Shares under the Plan in the event of his/her death, on a form to be provided by the Board. A participant may change his/her beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

13.          MISCELLANEOUS PROVISIONS

(a)          No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

(b)          A participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.

(c)          The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

(d)          The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a subsidiary, if such Award results in payment of cash to the participant, such subsidiary shall pay to the Company an amount equal to such cash payment.

(e)          The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

(f)           By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his/her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or any committee designated by the Board.

(g)          The Plan shall be governed by and construed in accordance with the laws of New York applicable to contracts made and to be performed in the State of New York.

(h)          It is the intent of the Board that the Plan will govern the outstanding Phantom Share awards that were previously made to OneBeacon employees in 2004, 2005 and 2006.

14.           AMENDMENT OR TERMINATION

The Plan may be amended, altered, discontinued or terminated at any time and from time to time by resolution of the Board but no amendment, alteration, discontinuation or termination shall be made which would impair any of the accrued rights or obligations under any Award theretofore granted to a participant without such Participant’s consent; provided, however, that Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.